            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 of The
Restaurant Company of our report dated August 31, 2005, except for Note 23 as to which the date is January 5, 2006, relating to the consolidated financial statements of The Restaurant Company, which appears in such Registration
Statement. We also consent to the references to us under the headings "Experts",
"Summary Consolidated Historical and Unaudited Pro Forma Financial Data" and
"Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Memphis, Tennessee
January 10, 2006